News Release (NYSE:RPT)

RAMCO REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE FIRST QUARTER 2018

FARMINGTON HILLS, Michigan – May 3, 2018 - RAMCO (NYSE:RPT) today announced its financial and operating results for the three months ended March 31, 2018.

FIRST QUARTER FINANCIAL AND OPERATING RESULTS:

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Net income available to common shareholders of $0.07 per diluted share, compared to $0.14 per diluted share for the same period in 2017, reflecting no gains on real estate sales or impairment provisions in the current year period.

•	Funds from Operations ("FFO") of $0.32 per diluted share, compared to $0.35 per diluted share for the same period in 2017.

•	Operating Funds from Operations (“Operating FFO”) of $0.32 per diluted share, compared to $0.35 per diluted share for the same period in 2017.

•	Generated same property NOI growth with redevelopment of 0.5% for the three months ended March 31, 2018.

•	Signed 49 comparable leases encompassing 321,705 square feet at a positive leasing spread of 8.7% with an annualized base rent ("ABR") of $18.47 per square feet.

•	Increased ABR to $15.20 per square foot, excluding ground leases, compared to $14.60 for the same period in 2017.

•	Leased occupancy of 93.6% compared to 93.3% at December 31, 2017 and 94.3% at March 31, 2017.

"In April, the Company hired Brian Harper as its next CEO. Brian's industry knowledge, proven track record, and reputation as a hands-on operator will benefit our organization and drive value for our shareholders," said Dennis Gershenson, President and Chief Executive Officer. "During the first quarter, the Company generated higher average base rents, positive rent spreads, and improving occupancy. As anticipated, same property NOI growth decelerated in the quarter due to tenant bankruptcies in 2017. The Company believes it will have leased the majority of the impacted space by the end of 2018."

FINANCIAL RESULTS:
For the three months ended March 31, 2018:

•	Net income available to common shareholders of $5.6 million, or $0.07 per diluted share, compared to $11.4 million, or $0.14 per diluted share for the same period in 2017.

•	FFO of $28.6 million, or $0.32 per diluted share, compared to $30.8 million, or $0.35 per diluted share for the same period in 2017.

•	Operating FFO of $28.2 million, or $0.32 per diluted share, compared to $30.6 million or $0.35 per diluted share for the same period in 2017.

BALANCE SHEET METRICS AND CAPITAL MARKETS ACTIVITY:

•	Net debt to annualized proforma adjusted EBITDA of 6.5X, interest coverage of 3.7X, and fixed charge coverage of 3.0X.

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INVESTMENT ACTIVITY:

Acquisitions

On January 5, 2018, the Company acquired the leasehold interest on a land lease at West Oaks in Novi, Michigan for $6.4 million.

Redevelopment

At March 31, 2018, the Company's active redevelopment pipeline consisted of seven projects with an estimated total cost of $74.3 million, which are expected to stabilize over the next eighteen months at an estimated weighted average return on cost of between 8.5% - 9.5%.

SUBSEQUENT ACTIVITY:

Transactions

On April 2, 2018, the Company sold a 7.5 acre land parcel in Hartland, Michigan, for the development of a 55,000 square foot Emagine theater, for $1.3 million. The state-of-the-art theater will feature upscale amenities throughout and will be well-positioned to succeed in today’s retail landscape.

On April 27, 2018, the Company sold its equity interest in Millennium Park in Livonia, Michigan for $3.1 million, which represents the original investment of $3.0 million as well as $0.1 million in pro rata earnings.

DIVIDEND:

In the first quarter, the Company declared a regular cash dividend of $0.22 per common share for the period January 1, 2018 through March 31, 2018 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on April 2, 2018 to shareholders of record as of March 20, 2018.

GUIDANCE:

On April 12, 2018, the Company announced that it had hired Brian Harper as its next President and CEO to replace Dennis Gershenson on or before June 15, 2018. The Company also announced that Geoffrey Bedrosian, its former CFO and John Hendrickson, its former COO, had resigned and exited the Company. As a result of the management changes and the potential impact on the Company's future business plans, the Company is not affirming or updating its annual guidance assumptions at this time.

CONFERENCE CALL/WEBCAST:

RAMCO will host a live broadcast of its first quarter conference call on Friday, May 4, 2018 at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available on-line at www.RAMCOproperties.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code needed. A replay will be available on the aforementioned websites for ninety days or by telephone at (877) 481-4010, (Conference ID: 28057) through May 11, 2018.

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SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.RAMCOproperties.com. If you wish to receive a copy via email, please send requests to dhendershot@RAMCOproperties.com.

(NYSE:RPT) is a premier, national publicly-traded shopping center real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's primary business is the ownership and management of regional town centers, urban infill properties and neighborhood shopping centers primarily located in 15 of the 40 largest metropolitan markets in the United States.  At March 31, 2018, the Company owned interests in and managed a portfolio of 56 shopping centers and three joint venture properties. At March 31, 2018, the Company's consolidated portfolio was 93.6% leased. RAMCO is a fully-integrated qualified REIT that is self-administered and self-managed. For additional information about the Company please visit www.RAMCOproperties.com or follow RAMCO on Twitter @RAMCOproperties and facebook.com/RAMCOproperties.rpt/.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of RAMCO believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Senior Vice President Investor Relations and Public Affairs
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@RAMCOproperties.com
(248) 592-6202

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RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31, 2018	December 31, 2017

ASSETS
Income producing properties, at cost:
Land	$397,935	$397,935
Buildings and improvements	1,745,157	1,732,844
Less accumulated depreciation and amortization	(365,969)	(351,632)
Income producing properties, net	1,777,123	1,779,147
Construction in progress and land available for development or sale	71,235	58,243
Net real estate	1,848,358	1,837,390
Equity investments in unconsolidated joint ventures	5,494	3,493
Cash and cash equivalents	10,315	8,081
Restricted cash and escrows	5,214	4,810
Accounts receivable, net	25,254	26,145
Acquired lease intangibles, net	56,582	59,559
Other assets, net	94,028	90,916
TOTAL ASSETS	$2,045,245	$2,030,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,023,488	$999,215
Capital lease obligation	1,022	1,022
Accounts payable and accrued expenses	55,455	56,750
Acquired lease intangibles, net	59,261	60,197
Other liabilities	8,407	8,375
Distributions payable	19,704	19,666
TOTAL LIABILITIES	1,167,337	1,145,225

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 1,849 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	92,427	92,427
Common shares of beneficial interest, $0.01 par, 120,000 shares authorized, 79,475 and 79,366 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	795	794
Additional paid-in capital	1,161,252	1,160,862
Accumulated distributions in excess of net income	(402,512)	(392,619)
Accumulated other comprehensive income	5,243	2,858
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	857,205	864,322
Noncontrolling interest	20,703	20,847
TOTAL SHAREHOLDERS' EQUITY	877,908	885,169
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,045,245	$2,030,394

RAMCO-GERSHENSON PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2018	2017
REVENUE
Minimum rent	$46,912	$49,437
Percentage rent	324	238
Recovery income from tenants	14,582	16,891
Other property income	814	1,106
Management and other fee income	86	153
TOTAL REVENUE	62,718	67,825

EXPENSES
Real estate tax expense	10,157	10,993
Recoverable operating expense	6,806	7,608
Non-recoverable operating expense	1,001	1,148
Depreciation and amortization	21,112	22,817
General and administrative expense	5,887	6,451
Provision for impairment	—	5,717
TOTAL EXPENSES	44,963	54,734

OPERATING INCOME	17,755	13,091

OTHER INCOME AND EXPENSES
Other income (expense), net	253	(311)
Gain on sale of real estate	—	11,375
Earnings from unconsolidated joint ventures	71	86
Interest expense	(10,601)	(10,799)
INCOME BEFORE TAX	7,478	13,442
Income tax provision	(18)	(28)

NET INCOME	7,460	13,414
Net income attributable to noncontrolling partner interest	(174)	(316)
NET INCOME ATTRIBUTABLE TO RPT	7,286	13,098
Preferred share dividends	(1,675)	(1,675)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,611	$11,423

EARNINGS PER COMMON SHARE
Basic	$0.07	$0.14
Diluted	$0.07	$0.14

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,423	79,299
Diluted	79,570	79,481

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2018	2017

Net income	$7,460	$13,414
Net income attributable to noncontrolling partner interest	(174)	(316)
Preferred share dividends	(1,675)	(1,675)
Net income available to common shareholders	5,611	11,423
Adjustments:
Rental property depreciation and amortization expense	21,050	22,758
Pro-rata share of real estate depreciation from unconsolidated joint ventures	72	73
Gain on sale of depreciable real estate	—	(11,190)
Provision for impairment on income-producing properties	—	5,717
FFO available to common shareholders	26,733	28,781

Noncontrolling interest in Operating Partnership (1)	174	316
Preferred share dividends (assuming conversion) (2)	1,675	1,675
FFO available to common shareholders and dilutive securities	$28,582	$30,772

(Gain) loss on sale of land	—	(185)
Severance expense	14	12
Contingent gain	(398)	—
Operating FFO available to common shareholders and dilutive securities	$28,198	$30,599

Weighted average common shares	79,423	79,299
Shares issuable upon conversion of Operating Partnership Units (1)	1,916	1,917
Dilutive effect of restricted stock	147	182
Shares issuable upon conversion of preferred shares (2)	6,772	6,657
Weighted average equivalent shares outstanding, diluted	88,258	88,055

FFO available to common shareholders and dilutive securities per share, diluted	$0.32	$0.35

Operating FFO available to common shareholders and dilutive securities per share, diluted	$0.32	$0.35

Dividend per common share	$0.22	$0.22
Payout ratio - Operating FFO	68.8%	62.9%

(1)	The total noncontrolling interest reflects OP units convertible 1:1 into common shares.

(2)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.7 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.25 per diluted share per quarter and $1.00 per diluted share per year. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earning per share in future periods.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

Reconciliation of net income available to common shareholders to Same Property NOI

	Three Months Ended March 31,
	2018	2017
Net income available to common shareholders	$5,611	$11,423
Preferred share dividends	1,675	1,675
Net income attributable to noncontrolling partner interest	174	316
Income tax provision	18	28
Interest expense	10,601	10,799
Earnings from unconsolidated joint ventures	(71)	(86)
Gain on sale of real estate	—	(11,375)
Other expense, net	(253)	311
Management and other fee income	(86)	(153)
Depreciation and amortization	21,112	22,817
General and administrative expenses	5,887	6,451
Provision for impairment	—	5,717
Lease termination fees	—	(33)
Amortization of lease inducements	43	44
Amortization of acquired above and below market lease intangibles, net	(1,122)	(959)
Straight-line ground rent expense	70	70
Amortization of acquired ground lease intangibles	6	6
Straight-line rental income	(878)	(810)
NOI	42,787	46,241
NOI from Other Investments	(2,535)	(6,189)
Same Property NOI with Redevelopment	40,252	40,052
NOI from Redevelopment (1)	(3,263)	(2,925)
Same Property NOI without Redevelopment	$36,989	$37,127

(1) The NOI from Redevelopment adjustments represent 100% of the NOI related to Deerfield Towne Center and Woodbury Lakes, and a portion of the NOI related to specific GLA at Troy Marketplace, Spring Meadows, The Shops on Lane Avenue, River City Marketplace, The Shoppes at Fox River, Buttermilk Towne Center and Town & Country for the periods presented. Because of the redevelopment activity, the center or specific space is not considered comparable for the periods presented and adjusted out of Same Property NOI with Redevelopment in arriving at Same Property NOI without Redevelopment.

RAMCO-GERSHENSON PROPERTIES TRUST
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(amounts in thousands)

	Three Months Ended March 31,
	2018		2017
Reconciliation of net income to annualized proforma adjusted EBITDA
Net income	$7,460		$13,414
Interest expense	10,601		10,799
Income tax provision	18		28
Depreciation and amortization	21,112		22,817
Gain on sale of depreciable real estate	—		(11,375)
Provision for impairment on depreciable real estate	—		5,717
Pro-rata adjustments from unconsolidated entities	72		73
EBITDAre	39,263		41,473

Severance expense	14		12
Contingent gain	(398)		—
Lease termination income	—		(33)
Adjusted EBITDA	38,879		41,452
Proforma adjustments (1)	314		1,026
Proforma adjusted EBITDA	$39,193		$42,478
Annualized proforma adjusted EBITDA	$156,772		$169,912

Reconciliation of Notes Payable, net to Net Debt
Notes payable, net	$1,023,488		$1,192,312
Unamortized premium	(3,707)		(4,829)
Deferred financing costs, net	3,646		3,555
Consolidated notional debt	1,023,427		1,191,038
Pro-rata share of debt from unconsolidated joint venture	12,699		—
Capital lease obligation	1,022		1,066
Cash and cash equivalents	(10,315)		(4,486)
Net debt	$1,026,833		$1,187,618

Reconciliation of interest expense to total fixed charges
Interest expense	$10,601		$10,799
Preferred share dividends	1,675		1,675
Scheduled mortgage principal payments	642		806
Total fixed charges	$12,918		$13,280

Net debt to annualized proforma adjusted EBITDA	6.5	X	7.0	X
Interest coverage ratio (Adjusted EBITDA / interest expense)	3.7	X	3.8	X
Fixed charge coverage ratio (Adjusted EBITDA / fixed charges)	3.0	X	3.1	X

(1) 1Q18 includes EBITDA of $0.3 million from our Millennium Park joint venture. 1Q17 includes EBITDA of $1.4 million from acquisitions and excludes $0.4 million from dispositions.

Ramco-Gershenson Properties Trust
Non-GAAP Financial Definitions

Certain of our key performance indicators are considered non-GAAP financial measures. Management uses these measures along with our GAAP financial statements in order to evaluate our operations results. We believe these additional measures provide users of our financial information additional comparable indicators of our industry, as well as our performance.

Funds From Operations (FFO) Available to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), Funds From Operations (FFO) represents net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of depreciable property and impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We have adopted the NAREIT definition in our computation of FFO available to common shareholders.

Operating FFO Available to Common Shareholders
In addition to FFO available to common shareholders, we include Operating FFO available to common shareholders as an additional measure of our financial and operating performance. Operating FFO excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, severance expense, accelerated amortization of debt premiums and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO. We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity.

While we consider FFO available to common shareholders and Operating FFO available to common shareholders useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable. We recognize the limitations of FFO and Operating FFO when compared to GAAP net income available to common shareholders. FFO and Operating FFO available to common shareholders do not represent amounts available for needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. In addition, FFO and Operating FFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the payment of dividends. FFO and Operating FFO are simply used as for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.

EBITDAre/Adjusted EBITDA/Proforma Adjusted EBITDA
NAREIT defines EBITDAre as net income computed in accordance with GAAP, plus interest expense, income tax expense (benefit), depreciation and amortization and impairment of depreciable real estate and in substance real estate equity investments; plus or minus gains or losses from sales of operating real estate assets and interests in real estate equity investments; and adjustments to reflect our share of unconsolidated real estate joint ventures and partnerships for these items. The Company calculates EBITDAre in a manner consistent with the NAREIT definition. The Company also presents Adjusted EBITDA which is EBITDAre net of severance expense, lease termination income, and other non-recurring items. EBITDAre and Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. Proforma Adjusted EBITDA further adjusts for the effect of the acquisition or disposition of properties during the period.

Same Property Operating Income
Same Property Operating Income ("Same Property NOI with Redevelopment") is a supplemental non-GAAP financial measure of real estate companies' operating performance. Same Property NOI with Redevelopment is considered by management to be a relevant performance measure of our operations because it includes only the NOI of comparable properties for the reporting period. Same Property NOI with Redevelopment excludes acquisitions and dispositions. Same Property NOI with Redevelopment is calculated using consolidated operating income and adjusted to exclude management and other fee income, depreciation and amortization, general and administrative expense, provision for impairment and non-comparable income/expense adjustments such as straight-line rents, lease termination fees, above/below market rents, and other non-comparable operating income and expense adjustments.

In addition to Same Property NOI with Redevelopment, the Company also believes Same Property NOI without Redevelopment to be a relevant performance measure of our operations. Same Property NOI without Redevelopment follows the same methodology as Same Property NOI with Redevelopment, however it excludes redevelopment activity that significantly impacts the entire property, as well as lesser redevelopment activity where we are adding GLA or retenanting a specific space. A property is designated as redevelopment when projected costs exceed $1.0 million, and the construction impacts approximately 20% or more of the income producing property's gross leasable area ("GLA") or the location and nature of the construction significantly impacts or disrupts the daily operations of the property. Redevelopment may also include a portion of certain properties designated as same property for which we are adding additional GLA or retenanting space.

Same Property NOI should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. Our method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.